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                                                                    EXHIBIT 10.7







                              BOWATER INCORPORATED
                      RETIREMENT PLAN FOR OUTSIDE DIRECTORS

                 (AMENDED AND RESTATED AS OF FEBRUARY 26, 1999)



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                                TABLE OF CONTENTS

                                                                        -Page-

PREAMBLE .................................................................iii

ARTICLE 1:  DEFINITIONS

     1.01  "Affiliate".....................................................1
     1.02  "Board".........................................................1
     1.03  "Change in Control".............................................1
     1.04  "Committee".....................................................3
     1.05  "Company".......................................................3
     1.06  "Continuous Service"............................................3
     1.07  "Director"......................................................3
     1.08  "Earnings"......................................................3
     1.09  "Effective Date"................................................3
     1.10  "Final Average Earnings"........................................3
     1.11  "Inside Director"...............................................3
     1.12  "Outside Director"..............................................3
     1.13  "Participating Director"........................................3
     1.14  "Plan"..........................................................4
     1.15  "Retire"........................................................4
     1.16  "Service".......................................................4

ARTICLE 2:  ELIGIBILITY TO RETIRE

     2.01  General Service Requirement.....................................4
     2.02  Waiver of Service and Other Requirements........................4

ARTICLE 3:  COMMENCEMENT OF RETIREMENT INCOME

     3.01  Early Retirement................................................4
     3.02  Normal Retirement...............................................4
     3.03  Postponed Retirement............................................5

ARTICLE 4:  AMOUNT OF RETIREMENT INCOME

     4.01  Normal Retirement Benefits......................................5
     4.02  Early Retirement Benefits.......................................5
     4.03  Postponed Retirement Benefits...................................5
     4.04  Benefit Payments................................................5

ARTICLE 5:  DEATH AND DISABILITY BENEFITS..................................6

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ARTICLE 6:  COVENANTS OF DIRECTOR

     6.01  During Continuation of Service..................................6
     6.02  Following Retirement............................................6

ARTICLE 7:  REMEDIES OF THE COMPANY........................................6

ARTICLE 8:  GENERAL PROVISIONS

     8.01  Limitation of Rights of the Director............................7
     8.02  Discharge of Obligations........................................7
     8.03  No Assignment of Benefits.......................................7
     8.04  Payments to Incompetents........................................7
     8.05  Construction....................................................7
     8.06  Amendment or Termination........................................8
     8.07  Funding.........................................................8
     8.08  Governing Law...................................................8

ARTICLE 9:  CLAIMS PROCEDURE

     9.01  Submission of Claims............................................9
     9.02  Written Notice of Denied Claim..................................9
     9.03  Review of Decision Denying Claim................................9
     9.04  Hearing.........................................................9
     9.05  Written Decision of Committee...................................9

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                              BOWATER INCORPORATED
                      RETIREMENT PLAN FOR OUTSIDE DIRECTORS

                 (Amended and Restated as of February 26, 1999)

                                    PREAMBLE

Establishment of Plan

The Bowater Incorporated Retirement Plan for Outside Directors (the "Plan") was established effective July 1, 1988, for the benefit of Directors of Bowater Incorporated who are not employees of the Company. The Plan is hereby amended and restated as of February 26, 1999, to incorporate all amendments made through such date.

Objective of Plan

Bowater recognizes that its long-term success and achievements are significantly influenced by the expertise and continuity of its leadership. In view of this, the Company has adopted this Plan.


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                      BOWATER INCORPORATED RETIREMENT PLAN
                                       FOR
                                OUTSIDE DIRECTORS

                           (Amended and Restated as of
                               February 26, 1999)

ARTICLE 1: DEFINITIONS

The following words and phrases, when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the following meanings. Wherever applicable the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

1.01 AFFILIATE: Any company directly or indirectly controlled by, controlling, or under common control with the Company.

1.02     BOARD:  The Board of Directors of the Company.

1.03 CHANGE IN CONTROL: A Change in Control shall be deemed to have occurred upon:

         (a)      The date that any Person is or becomes an Acquiring Person.

         (b) The date that the Corporation's shareholders approve a merger, consolidation or reorganization of the Corporation with another corporation or other Person, unless, immediately following such merger, consolidation or reorganization, (i) at least 50% of the combined voting power of the outstanding securities of the resulting entity would be held in the aggregate by the shareholders of the Corporation as of the record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), or (ii) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors.

         (c) The date the Corporation sells or otherwise transfers all or substantially all of its assets to another corporation or other Person, unless, immediately after such sale or transfer,
                  (i) at least 50% of the combined voting power of the then-outstanding securities of the resulting entity immediately following such transaction is held in the aggregate by the Corporation's shareholders as determined immediately prior to such transaction, (provided that securities held by an individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such

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                  term, shall not be counted as securities held by the
                  shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, or (ii) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors.

         (d) The date on which less than 50% of the total membership of the Board consists of Continuing Directors.

For purposes of this definition:

         (i) `Affiliate' and `Associate' shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 (the "Act").

         (ii) `Acquiring Person' means the Beneficial Owner, directly or indirectly, of Common Stock representing 20% or more of the combined voting power of the Corporation's then outstanding securities, not including (except as provided in clause (A) of the next sentence) securities of such Beneficial Owner acquired pursuant to an agreement allowing the acquisition of up to and including 50% of such voting power approved by two-thirds of the members of the Board who are Board members before the Person becomes Beneficial Owner, directly or indirectly, of Common Stock representing 5% or more of the combined voting power of the Corporation's then outstanding securities. Notwithstanding the foregoing, (A) securities acquired pursuant to an agreement described in the preceding sentence will be included in determining whether a Beneficial Owner is an Acquiring Person if, subsequent to the approved acquisition, the Beneficial Owner acquires 5% or more of such voting power other than pursuant to such an agreement so approved and (B) a Person shall not be an Acquiring Person if such Person is eligible to and files a Schedule 13G with respect to such Person's status as a Beneficial Owner of all Common Stock of the Corporation of which the Person is a Beneficial Owner.

         (iii) A `Beneficial Owner' of Common Stock means (A) a Person who beneficially owns such Common Stock, directly or indirectly, or (B) a Person who has the right to acquire such Common Stock (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise.


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         (iv)     `Continuing Directors' means any member of the Board who (A)
                  was a member of the Board prior to the date of the event that would constitute a Change in Control, and any successor of a Continuing Director while such successor is a member of the Board, (B) is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, and (C) is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

         (v) `Person' means any individual, firm, corporation, partnership, trust or other entity.

1.04 COMMITTEE: The Executive Committee of the Board exclusive of any member thereof who is at the time a "Participating Director" as that term is hereinafter defined.

1.05     COMPANY:  Bowater Incorporated.

1.06 CONTINUOUS SERVICE: Incumbency as a Director without interruption. For the purpose hereof, Continuous Service shall include periods of incumbency during disability or leave of absence granted by the Company. Although incumbency while an Inside Director will not be credited as Service, Service will not be deemed to be interrupted by incumbency while an Inside Director.

1.07 DIRECTOR: Any individual who is elected and qualifies to serve as a member of the Board. At all times of incumbency as a Director, an individual is either an "Inside Director" or an "Outside Director" as those terms are hereinafter defined.

1.08 EARNINGS: The regular retainer paid to a Director by the Company for serving as a Director, excluding any reimbursement for out-of-pocket expenses or fees paid for attendance at meetings of committees.

1.09 EFFECTIVE DATE: The date after which the provisions of this amended and restated Plan shall be effective, which is February 26, 1999.

1.10 FINAL AVERAGE EARNINGS: The amount determined by dividing by four (4) the annualized Earnings of a Director at the termination of his Service.

1.11 INSIDE DIRECTOR: A Director who is an employee of the Company or any of its Affiliates (but only during such times as such employment continues).

1.12     OUTSIDE DIRECTOR:  A Director who is not an Inside Director.

1.13 PARTICIPATING DIRECTOR: An Outside Director who continues to have rights or contingent rights to benefits payable under this Plan, as provided in Articles 2 and 3 and subject to the terms and conditions of Articles 6 and 7.



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1.14     PLAN: The Bowater Incorporated Retirement Plan for Outside Directors,
         as restated herein, and as it may be amended from time to time.

1.15 RETIRE: To terminate incumbency as a Director for any reason other than death under circumstances which entitle a terminating Participating Director to receive retirement income under this Plan. A change in status which does not interrupt Continuous Service under Section 1.06 shall not constitute a termination for the purposes of this Section.

1.16 SERVICE: Incumbency, measured in years and months to the nearest whole month, as an Outside Director of the Company. (While credit for Service is not given for incumbency as an Inside Director, Continuous Service is not deemed interrupted by such incumbency. See Section 1.06.)

ARTICLE 2: ELIGIBILITY TO RETIRE

2.01 GENERAL SERVICE REQUIREMENT: Except as provided in Section 2.02, a Participating Director shall not be eligible to Retire until he has completed five (5) years of Service in Continuous Service.

2.02 WAIVER OF SERVICE AND OTHER REQUIREMENTS: Any Participating Director who was a Director immediately prior to a Change in Control of the Company who is removed from or not renominated to his directorship following such Change in Control shall not be required to meet the service requirement imposed by Section 2.01 hereof and shall be eligible to Retire early pursuant to Section 3.01 without the consent of the Company and without regard to his attained age at the time of such retirement.

ARTICLE 3: COMMENCEMENT OF RETIREMENT INCOME

3.01 EARLY RETIREMENT: A Participating Director may, with the consent of the Company, Retire on the first day of any month on or after his attainment of age fifty-five (55) and the completion of five (5) years of Service in Continuous Service, and may elect to commence receiving benefits on or after that date.

3.02 NORMAL RETIREMENT: A Participating Director may, with the consent of the Company, Retire on the first day of the month following his attainment of age sixty-five (65) and the completion of five (5) years of Service in Continuous Service and commence receiving benefits on that date.



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3.03     POSTPONED RETIREMENT: A Participating Director who remains a Director of the Company beyond attainment of age sixty-five (65) may Retire on the first day of any month following his attainment of age sixty-five
         (65) and the completion of five (5) years of Service in Continuous Service but not later than the expiration of the final term on the Board of Directors to which he was elected in accordance with Section
         4.15 of the Company's By-laws. He may commence receiving benefits as of the date he retires.

ARTICLE 4. AMOUNT OF RETIREMENT INCOME

4.01 NORMAL RETIREMENT BENEFITS: The normal retirement income benefit payable under this Plan shall be a quarterly payment commencing as of the first day of the month following the Participating Director's sixty-fifth (65th) birthday equal to ten percent (10%) of the Participating Director's Final Average Earnings multiplied by the Participating Director's years of Service in Continuous Service up to a maximum of 10 with proportionate credit for completed months.

4.02 EARLY RETIREMENT BENEFITS: If a Participating Director retires early pursuant to Section 3.01 hereof, his retirement benefits will be based on his accrued benefit determined under Section 4.01 as of the date of his early retirement. Such benefits shall be actuarially reduced for the period (if any) by which the commencement of benefits precedes the first day of the month following the Participating Director's sixty-fifth (65th) birthday. The mortality table used for purposes of calculating the actuarial reduction hereunder shall be the Unisex Pension Table, 1984 (set forward one year) and the assumed interest rate shall be eight percent (8%) per annum.

4.03 POSTPONED RETIREMENT BENEFITS: In the event of postponed retirement pursuant to Section 3.03 hereof, a Participating Director's retirement benefits will be based on his accrued benefit determined under Section
         4.01 as of the date of his termination of Service. Such benefits shall commence as of the Participating Director's termination of Service, but shall not be actuarially increased to reflect commencement subsequent to the attainment of age sixty-five (65).

4.04 BENEFIT PAYMENTS: Retirement benefits payable pursuant to this Article shall be paid in arrears as quarterly payments on the first day of each calendar quarter. The first payment shall be paid on the first day of the calendar quarter next following the date as of which benefits are scheduled to commence pursuant to the provisions of Section 4.01, 4.02 or 4.03, as applicable. In any event, the last installment shall be payable as of the first day of the month in which the Participating Director dies and paid on the first day of the next following calendar quarter.


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ARTICLE 5: DEATH AND DISABILITY BENEFITS

         There are no death or disability benefits under this Plan.

ARTICLE 6: COVENANTS OF DIRECTOR

6.01 DURING CONTINUATION OF SERVICE: As long as a Director continues in Service, the Director shall devote his best efforts and undivided loyalty to the Company, and devote such time to his tasks as a Director as shall be required to discharge his obligations to the best of his abilities.

6.02 FOLLOWING RETIREMENT: If a Participating Director's Service to the Company terminates under circumstances which obligate the Company to make quarterly payments under the provisions of Article 4, the Participating Director shall not, for a period of five (5) years thereafter, serve as a principal, director, officer or employee of a corporation or other entity which competes directly or indirectly with the Company or any of its Affiliates in any geographic area where the Company or any of its Affiliates is conducting or actively proposing to conduct its business, and shall be available to the Company at the mutual convenience of the parties, from time to time, to consult with the Company in an advisory capacity if, and when, the Participating Director is reasonably requested to do so by the Company.

ARTICLE 7: REMEDIES OF THE COMPANY

         Upon the occurrence of any one or more of the following circumstances:

         (a) If the Director's Service is terminated whether by the Director, by the Company or its shareholders, for any reason prior to the Director's completion of five (5) years of Service in Continuous Service;

         (b) If the Participating Director is at any time removed from incumbency as a Director for reasons deriving from his gross negligence or misconduct, detrimental to the business interests of the Company, or for criminal conduct of any type (regardless of the effect thereof on the business interest of the Company); or

         (c) If the Participating Director at any time fails to comply with the requirements of Article 6 hereof;

         then and in any such event the Company's obligation to pay or provide benefits hereunder to any such Participating Director shall automatically cease and terminate, and neither said Participating Director nor any other person claiming any benefit pursuant to said Participating Director's participation in this Plan shall have any rights, claims or causes of action hereunder against the Board, the



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         Company or any person acting on their behalf. The Company's sole remedy for breach by the Participating Director of the provisions of Article 6 hereof shall be to cease paying or providing benefits pursuant to the provisions of this Article 7, but this shall not preclude the Company from recovering from a Participating Director damages inflicted on the Company or its affiliates by conduct of a Participating Director which renders the Participating Director liable to the Company independently of the fact that such conduct constitutes a breach of the Participating Director's covenants in Article 6 hereof.

ARTICLE 8: GENERAL PROVISIONS

8.01 LIMITATION OF RIGHTS OF THE DIRECTOR: Inclusion under the Plan shall not give a Director any right or claim to a benefit, except as specifically defined in this Plan. The establishment of the Plan shall not be construed as giving any Director a right to be continued in Service as a Director of the Company.

8.02 DISCHARGE OF OBLIGATIONS: The Company may at any time fully and completely satisfy and discharge all its obligations hereunder to a Participating Director by:

         (a) delivering, or causing to be delivered, to the Participating Director a fully-paid annuity policy issued by a corporate insurer, providing quarterly or more frequent payments equal to (or greater than) the amount the Company is obligated to pay hereunder, or

         (b) making some other comparable arrangement for the Participating Director; provided that provision is made for not less than the benefits to which the Participating Director may be entitled under the provisions hereof, whether or not such rights are enforceable at the time.

8.03 NO ASSIGNMENT OF BENEFITS: None of the rights of the Participating Director under this Plan shall be assignable in whole or in part either inter vivos or by will or succession, but shall be personal to the individual Participating Director.

8.04 PAYMENTS TO INCOMPETENTS: In the event that any quarterly payment hereunder becomes payable to a person adjudicated to be incompetent, payment thereof to the guardian or legal representative of such person shall constitute full and complete compliance herewith and entitle the Company to discharge with respect thereto.

8.05 CONSTRUCTION: Subject to the provisions of Article 9, the decision of the Committee on all matters concerning the interpretation and administration of this Plan shall be final. Each Director agrees, as a condition to participation herein, to be bound by all actions and interpretations regarding this Plan by the Committee.



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         Neither the Board, the Committee, any individual Director nor any persons acting on their behalf shall be subject to any liability to any Director or other person in the construction and administration of this Plan.

8.06 AMENDMENT OR TERMINATION: The Company reserves the right at any time, and from time to time, by action of a majority of the Committee at a meeting at which all members thereof are present and voting or the required notice of which contained an accurate summary of the action proposed for vote, to amend, in whole or in part, any or all of the provisions of this Plan including the right to terminate the Plan at any time; provided, however, that no such amendment or termination shall affect adversely benefits under this Plan already being paid or having become unconditionally payable pursuant to the terms hereof either due to Participating Director's completion of Five (5) years of Service in Continuous Service prior to the date of such amendment or termination, or because the Participating Director was removed from or not renominated to his directorship (whether before or after such amendment or termination) under circumstances entitling the Participating Director to Retire.

8.07 FUNDING: The Company's obligations under this Plan shall be unfunded, and the Company shall not be obligated under any circumstances to fund its obligations under this Plan. The Company may, however, at its sole and exclusive option, informally fund all or a part of this Plan. If the Company decides upon such informal funding, the manner, continuance or discontinuance of such informal funding shall be the sole and exclusive decision of the Company.

         If the Company shall decide to purchase life insurance on the lives of Participants, the Company (or, in any event a nominee, agent or fiduciary of the Company whose duty it is to deliver or pay over such policies to the Company or its creditors in the event of insolvency) shall be the owner of such insurance, and the form and amount of such insurance shall be the sole and exclusive decision of the Company.

         If the Company decides to formally fund this Plan through the purchase of insurance, any Participating Director shall agree to submit to medical examinations, supply any information, and execute any documents required by the insurance company or companies to which the Company may have applied for such insurance.

8.08 GOVERNING LAW: To the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended from time to time, this Plan shall be governed by and interpreted in accordance with the laws of the State of Connecticut and, subject to Section 8.06 above, shall be binding upon the Company and its successors, including any successor which acquires all or substantially all of the assets of the Company.



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ARTICLE 9: CLAIMS PROCEDURE

9.01 SUBMISSION OF CLAIMS: Claims for benefits under the Plan shall be submitted in writing to the Committee or a person designated by the Committee for this purpose. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application therefor is filed. (The 90-day notice period shall, however, be extended for an additional 90 days if the Committee determines that such an extension of time is necessary to process the claim and so advises the claimant in writing within 90 days after receipt of the claim, which writing shall also indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the final decision.)

9.02 WRITTEN NOTICE OF DENIED CLAIM: The Committee shall provide adequate notice in writing to any person whose claim for benefits has been denied. Such notice shall set forth the specific reason or reasons for the denial and shall be written in a manner calculated to be understood by the recipient. Such notice shall also refer specifically to pertinent Plan provisions on which the denial is based; shall describe any additional material or information necessary for the claimant to perfect the claims; and shall explain why such material or information is necessary. Such notice shall also explain the Plan's claims review procedure.

9.03 REVIEW OF DECISION DENYING CLAIM: The Committee shall afford to any person whose claim for benefits has been denied a reasonable opportunity for a full and fair review of the decision denying the claim. The claimant or his duly authorized representative shall request such review in writing not more than 90 days after receipt by the claimant of written notification of denial of a claim. Within ten days after, or as part of, a timely request for review, the claimant may submit issues and comments in writing and may review pertinent documents.

9.04 HEARING: Upon receipt of a timely request for review the Committee may, in its discretion, appoint one or more of its members to hear the claimant's request and inquire into the merits of the matter. Such member(s) shall meet promptly with the claimant and/or his duly authorized representative and hear such arguments and/or examine such documents as the claimant or his representative shall present. The member(s) shall then report his (their) findings to the Committee orally or in writing.

9.05 WRITTEN DECISION OF COMMITTEE: A decision of the Committee on review of a claim shall be in writing and shall include specific reasons for the decision, written in a matter calculated to be understood by the claimant. Such decision shall include specific references to the pertinent Plan provision on which the decision is based. The decision shall be made promptly and not later than 60 days after a request for review, unless special circumstances require an extension. In such case, the claimant shall be so advised in writing prior to the expiration of



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         the initial 60-day period and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review.

         IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer as of February 26, 1999.

                                        BOWATER INCORPORATED


                                        By: /s/ James T. Wright
                                            ------------------------------------
                                        Name: James T. Wright
                                        Title: Vice President - Human Resources
                                        Date Signed: June 2, 1999



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